Exhibit 4.01
                                                                  ------------


                         LOAN MODIFICATION AGREEMENT AND
                           AMENDMENT TO LOAN DOCUMENTS


         THIS LOAN MODIFICATION AGREEMENT AND AMENDMENT TO LOAN DOCUMENTS (this "Agreement") is being entered into as of the 3rd day of October, 2003, by and between COMPASS BANK, an Alabama state banking corporation (the "Bank") and OPTIMATION, INC., an Alabama corporation (the "Borrower"), and NEMATRON CORPORATION, a Michigan corporation.

                                 P R E A M B L E
                                 ---------------
         The Borrower is the maker of a certain Revolving Credit Commercial Note in the original principal amount of $450,000.00 dated June 26, 1998, as amended by that certain Revolving Credit Commercial Note from Borrower to Compass Bank in the original principal amount of $650,000.00 dated July 9, 1999, as amended by that certain Revolving Credit Commercial Note from Borrower to Compass Bank in the original principal amount of $650,000.00 dated July 19, 2000, as amended by that certain Revolving Credit Commercial Note from Borrower to Compass Bank in the original principal amount of $620,000.00 dated June 8, 2001, as amended by that certain Revolving Credit Commercial Note from Borrower to Compass Bank in the original principal amount of $465,000.00 dated November 27, 2001, as amended by that certain extension and amendment to promissory note from Borrower to Compass Bank in the original principal amount of $405,000.00 dated February 25, 2002, as amended by that certain Extension and Amendment to Promissory Note from Borrower to Compass Bank in the original principal amount of $385,000.00 dated May 5, 2002, as amended by that certain Extension and Amendment to Promissory Note from Borrower to Compass Bank in the original principal amount of $385,000.00 dated July 5, 2002, as amended by that certain Amended and Restated Promissory Note from Borrower to Compass Bank in the original principal amount of $335,000.00 dated October 4, 2002, as amended by that certain Amended and Restated Promissory Note from Borrower to Compass Bank in the original principal amount of $270,000.00 dated as of January 3, 2003, as amended by that certain Amended and Restated Promissory Note from Borrower to Compass Bank in the original principal amount of $225,000.00 dated as April 3, 2003, as amended by that certain Amended and Restated Promissory Note in the original principal amount of $108,750.00 dated as of the date hereof (as amended from time to time, the "Note"), which evidences a certain term loan from the Bank to the Borrower (the "Loan"). The Loan was extended pursuant to that certain Revolving Credit and Security Agreement executed between Borrower and Lender dated June 26, 1998, as amended by that certain Modification Agreement and Amendment to Loan Documents dated December 15, 1998, as amended by that certain Revolving Credit and Security Agreement dated July 9, 1999, as amended by that certain Modification Agreement and Amendment to Loan Documents dated July 19, 2000, as amended by that certain Modification Agreement and Amendment to Loan Documents dated June 8, 2001, as amended by that certain Modification Agreement and Amendment to Loan Documents dated November 27, 2001, as amended by that certain Modification Agreement and Amendment to Loan Documents dated February 25, 2002, as amended by that certain Modification Agreement and Amendment to Loan Documents dated May 5, 2002, as amended by that certain Modification Agreement and Amendment to Loan Documents dated July 5, 2002, as amended by that certain Modification Agreement and Amendment to Loan Documents dated October 4, 2002, as amended by that certain Modification Agreement and Amendment to Loan Documents dated as of January 3, 2003, as amended by that certain Modification Agreement and Amendment to Loan Documents dated as of April 3, 2003 (as amended, the "Loan Agreement"), and is secured by, among other things, the Loan Agreement, Continuing Guaranty Agreement executed by Nematron Corporation dated as of March 20, 2001, and UCC-1 financing statements executed by Borrower in favor of Lender.

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

         The Bank and the Borrower have agreed to renew and modify the Loan, and to amend the documents and instruments evidencing, securing, relating to, guaranteeing or executed or delivered in connection with the Loan (collectively, the "Loan Documents").
         Accordingly, the Bank and the Borrower have agreed that the Loan shall be modified and renewed, and that the Loan Documents shall be amended as set forth below.

                                A G R E E M E N T
                                -----------------
     NOW, THEREFORE, in consideration of the premises, the mutual agreements of the parties as set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Bank to renew and modify the Loan, the parties, intending to be legally bound hereby, agree as follows:
A. Modification Fee. The Borrower shall pay to Bank in consideration of the Bank's commitment to modify the Loan, a non-refundable modification fee in the amount of $250.00, which shall be deemed earned as of the date of Bank's commitment, and shall be paid on or before the date hereof.

B. Modification of Loan. The amount of the Loan shall be changed to $108,750.00. The Maturity Date of the Loan shall be changed to April 30, 2004.

C. Amendment of Loan Agreement. The Loan Agreement shall be and the same hereby is amended as follows:
(i) Section 3.1 shall be and hereby is deleted in its entirety and the following inserted in place thereof:
"3.1 At no time shall the outstanding principal amount of the Loan exceed the Borrowing Base. In the event the outstanding principal balance of the Loan exceeds the Borrowing Base, Borrower shall promptly make such principal reduction payment in immediately available funds as is necessary to bring the outstanding principal balance of the Loan to an amount which is equal to or less than the Borrowing Base. The "Borrowing Base" shall be calculated pursuant to the following formula: eighty percent (80%) of Borrower's Eligible Accounts Receivable, not to exceed $108,750.00 at any one time outstanding, plus fifty percent (50%) of the value of Borrower's Eligible Inventory, not to exceed the amount of $50,000.00 at any one time outstanding. Notwithstanding the foregoing, advances under the Loan shall not be revolving and no future advances of principal will be allowed."

(ii) Section 7.4 shall be and hereby is deleted in its entirety and the following inserted in place thereof:
"7.4 Borrower shall maintain a minimum Tangible Net Worth of not less than $965,000.00 between the date hereof and December 30, 2003 and to increase by fifty percent (50%) of Borrower's net profit on and after December 31, 2003."

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

(iii) Section 8.7 is hereby deleted in its entirety and the following inserted in place thereof:
"8.7 Borrower  shall not make any payments or  distribute  any funds to Nematron
     Corporation, Nematron, Ltd., or any other subsidiaries or affiliates thereof, in excess of One Thousand Dollars ($1,000.00) per month, with the exception of the following:
(a) Payment to Nematron Corporation for Dennis Sierk's salary and benefits in monthly payments not to exceed the aggregate amount of $11,343.00 per month;
(b) Payment to Nematron Corporation for Charles Garrett's salary and benefits, in monthly payments not to exceed the aggregate amount of $9,578.00 per month."

(iv) Section 8 is hereby amended by inserting the following provisions 8.9, 8.10, 8.11, 8.12 and 8.13:
"8.9 Borrower  shall  maintain,  serve and invoice  directly  all of  Borrower's customers, with the exceptions, however of:
(a) with respect to that certain product known as "Pointe Controller," which may be sold and invoiced by Nematron Corporation; provided, however, that Borrower shall be paid by Nematron Corporation for at least Borrower's direct material costs for such product, plus twenty percent (20%), within ten (10) days from the date Nematron Corporation, Nematron, Ltd., or any other subsidiaries or affiliates thereof receive payment for such product from their respective customers, and in no event later than 45 days from the date of invoice from Borrower, which invoice Borrower agrees to promptly issue; and
(b) with respect to those certain products known as the "Legacy" products, orders for which may be received and invoiced by Nematron Corporation for joint customers of Nematron Corporation and Borrower; provided, however, that Borrower shall be paid by Nematron Corporation for at least Borrower's bill of material costs plus unreimbursed shipping costs for such product, plus twenty percent (20%), within ten (10) days from the date Nematron Corporation, Nematron, Ltd., or any other subsidiaries or affiliates thereof receive payment for such product from the customers, and in no event later than 45 days from the date of invoice from Borrower, which invoice Borrower agrees to promptly issue.

8.10 There shall be no co-mingling of any assets, including without limitation, cash, Accounts Receivables, Inventory and equipment, between Borrower and Nematron Corporation, Nematron, Ltd., or any other subsidiaries or affiliates thereof.

8.11 All of the Collateral shall remain at 2800 Bob Wallace Avenue, Suite L-3, Huntsville, Alabama 35805.

8.12 Borrower shall provide to Bank any and all amendments to its Articles of Organization and/or Bylaws within ten (10) days of the execution thereof.

8.13 Borrower shall furnish weekly to Bank its invoice register, sales register, and cash receipts register for the immediately preceding week."

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

D. Effect on Loan Documents. Each of the Loan Documents shall be deemed amended as set forth hereinabove and to the extent necessary to carry out the intent of this Agreement. Without limiting the generality of the foregoing, each reference in the Loan Documents to the "Note", the "Loan Agreement", or any other "Loan Documents" shall be deemed to be references to said documents, as amended hereby, each reference to the amount of the Loan shall be changed to $108,750.00 and each reference to the Maturity Date shall be changed to April 30, 2004. Except as is expressly set forth herein, all of the Loan Documents shall remain in full force and effect in accordance with their respective terms and shall continue to evidence, secure, guarantee or relate to, as the case may be, the Loan.

E. Representations and Warranties. Each representation and warranty contained in the Loan Documents is hereby reaffirmed as of the date hereof. The Borrower hereby represents, warrants and certifies to Bank that no Event of Default nor any condition or event that with notice or lapse of time or both would constitute an Event of Default, has occurred and is continuing under any of the Loan Documents or the Loan, and that Borrower has no offsets or claims against Bank arising under, related to, or connected with the Loan, the Loan Agreement or any of the other Loan Documents. Borrower expressly understands and agrees that this Agreement is subject to Borrower's strict and literal compliance with the terms, covenants and provisions set forth herein, and further, Borrower expressly understands and agrees that this Agreement shall not estop Lender from taking any action permitted under the Note in the event of default, which may hereafter occur or exist under the terms of said Note, Loan Agreement or by reason of failure of Borrower to pay to Lender any one or more of payments on said Note. Each individual executing this Agreement represents and warrants that he or she is duly authorized to execute and deliver this Agreement.

F. Additional Documentation; Expenses. Borrower shall provide to Bank (i) if Borrower or any Guarantor is a business organization, certified resolutions properly authorizing the transactions contemplated hereby and the execution of this Agreement and all other documents and instruments being executed in connection herewith; and (ii) all other documents and instruments required by Bank; all in form and substance satisfactory to Bank. Borrower shall pay any recording and all other expenses incurred by Bank and Borrower in connection with the modification of the Loan and any other transactions contemplated hereby, including without limitation, title or other insurance premiums, survey costs, legal expenses, recording fees and taxes.

G. Execution by Guarantor. Guarantor has executed this Agreement to evidence its consent to the modification and amendments as described herein, and to acknowledge the continuing effect of its Guaranty and the obligations contained therein.

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


         IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the date first set forth above.

                                       BORROWER:

ATTEST:                                OPTIMATION, INC., an Alabama corporation


By: /s/ John H. Dunlap                 By: /s/ Dennis A. Sierk
   ------------------------                --------------------------
   John Dunlap                             Dennis A. Sierk
   Its: Secretary                          Its:  President

[CORPORATE SEAL]

                                       BANK:

WITNESS:                               COMPASS BANK


/s/Tina M. Raiford                     By: /s/ Arlene Stackhouse
--------------------------                 --------------------------
                                           Arlene Stackhouse
                                           Its:  Senior Vice President



                                       GUARANTOR:

ATTEST:                                NEMATRON CORPORATION, a Michigan
                                       corporation


By: /s/ John H. Dunlap                 By: /s/ Matthew S. Galvez
    -----------------------                --------------------------
    John Dunlap                            Matthew S. Galvez
    Its: Secretary                         Its:  President

[CORPORATE SEAL]



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